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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78053) pertaining to the 1997 Equity Incentive Plan of our report dated February 27, 2003, with respect to the consolidated financial statements and schedule of Orbit/FR, Inc., and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 2002.


                            /s/ Hoberman, Miller, Goldstein & Lesser, CPAs, P.C.

March  31, 2003
New York, NY.